EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148785) pertaining to the 2008 Stock Option and Incentive Plan of Tootie Pie Company, Inc. of our report dated July 1, 2010, with respect to the financial statements of Tootie Pie Company, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2010.

/s/ Akin, Doherty, Klein & Feuge, P.C.

AKIN, DOHERTY, KLEIN & FEUGE, P.C.

San Antonio, Texas

July 1, 2010